                                                                    EXHIBIT 10.6

                      NETGRAVITY ADCENTER SERVICE AGREEMENT


         This AGREEMENT (the "Agreement") is made and entered into as of the date written above (the "Effective Date") by and between NETGRAVITY, INC., a Delaware corporation ("NetGravity"), having its principal place of business at 1900 S. Norfolk Street, Suite 150, San Mateo, California 94402, and the entity identified above (the "Customer").


         1.       ADCENTER SERVICES.

                  1.1 Scope. NetGravity will provide to Customer its AdCenter. The AdCenter service is an Internet advertising administration system that will allow Company to manage advertising and other programming ("programming") on its network of on-line banners which reside on Web sites (the "Network"). In connection with the AdCenter services, NetGravity will, among other things, provide those services described on Exhibit A (the "Services").

                  1.2      Scheduling.

                  (a) Following the Effective Date, NetGravity will provide to Customer a password and a URL, ID & password for Customer to securely access NetGravity's AdCenter web site so for purposes of scheduling programming for the Network and obtaining online reports. Customer will be solely responsible for scheduling the programming for its Network (i.e., advertisements, streaming, other content and audio/video) using such interface, in accordance with the documentation provided to Customer from time to time by NetGravity.

                  (b) NetGravity will provide 10x5 technical support from the hours of 9 a.m. to 8p.m., Eastern Standard Time, Monday through Friday, to one Customer contact for scheduling questions and to assist Customer in the use of the NetGravity Web site user interface.

                  1.3 Programming Delivery. Customer will be solely responsible for delivering its programming to NetGravity in accordance with the documentation provided to Customer from time to time by NetGravity.

         2.       PRICES AND PAYMENT.

                  2.1 Fees. Customer shall pay NetGravity the initial set-up fee and the rates for the Services ("Service Fee") as set forth on Exhibit C annexed hereto, provided that in no event shall Customer pay less than the minimum monthly Service Fee set forth below. NetGravity reserves the right to modify the Service Fee at the expiration of each renewal term during this Agreement and shall provide Customer, not less than ninety (90) days prior to the expiration of the then current term, written notice of any change in the fees for the Services. In the event of any modification to the Service Fees, Customer shall have the right to terminate this Agreement upon written notice to NetGravity.


                  2.2 Payments. Customer shall make all payments with thirty
(30) days of receipt of NetGravity's invoice. All payment shall be made in U.S. dollars. In the event any currency conversion is required in connection with the calculation of amounts payable under this Agreement, such conversion shall be made using the exchange rate quoted by the Wall Street Journal (U.S., Eastern version) for the invoice date. NetGravity may impose a service charge of 1.0% per month, or the maximum rate permitted by law, whichever is lower, on all overdue payments. Customer agrees to pay all costs incurred by NetGravity in collecting overdue charges, including reasonable attorneys' fees, provided that a judgment is entered against the Customer.

                  2.3 Taxes. Amounts due hereunder do not include and are net of any foreign or domestic governmental taxes or charges of any kind that may be applicable to the Services, including, without limitation, excise, sales, use, property, license, value-added taxes, franchise, income, withholding or similar taxes, customs or other import duties or other taxes, tariffs or duties other than taxes which are imposed by the United States based on the net income of NetGravity. Any such taxes which are otherwise imposed on payments to NetGravity shall be the sole responsibility of Customer.

         3.       WARRANTY AND WARRANTY DISCLAIMER.

                  3.1 Customer. Customer warrants that Customer is free to enter into this Agreement and that this Agreement constitutes the valid and binding obligation of Customer, enforceable in accordance with its terms.

                  3.2      NetGravity.  NetGravity represents and warrants that:

                  (a) NetGravity is free to enter into and perform this Agreement and that this Agreement constitutes the valid and binding obligation of Customer, enforceable in accordance with its terms

                  (b) Except for events beyond NetGravity's control, including, but not limited to, Internet access outages and other events of force majeure,
(a) the AdCenter service will materially conform to the functionality described in Section 1, (b) NetGravity either owns, has or will otherwise acquire the right (and will, during the term hereof, maintain such right) to use all hardware and software components of the AdCenter service and will not infringe on any right or interest (intellectual property or otherwise) of any third party.

                  (b) That it will take reasonable measures to provide security and reliable operation of the Services consistent with industry customs and standards.

                  (c) EXCEPT AS EXPRESSLY SET FORTH HEREIN, NETGRAVITY SPECIFICALLY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OR MERCHANTABILITY, NON-INFRINGEMENT, SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

                  (d) During the course of delivering programming to Network, NetGravity will collect and maintain information necessary to target advertising, including but not limited to the user's IP address, cookie, browser type and operating system, as well as the time, date and ad tag of the request. NetGravity acknowledges and agrees that Customer will own and have the full right to use or grant use of this information. Customer hereby grants NetGravity the permission to run any reports considered part of the Service provided hereunder and as Customer may otherwise request.

         4.       INDEMNIFICATION.

                  4.1 Customer shall indemnify, defend and hold harmless NetGravity from any liability, losses, costs or damages (including reasonable attorneys' fees) arising from or related to (a) any claims of personal injury or property damage resulting from items sold or advertised by Customer; (b) any Customer advertisement(s), any material to which users can link through such advertisement(s), or any other information or data provided by Customer using the Services which are allegedly defamatory, obscene, violate the personal, privacy or property rights of any third party; (c) any willful or grossly negligent acts of Customer in connection with Customer's use of the Services;provided that (i) NetGravity promptly notifies Customer of such claims;
(ii) Customer has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and
(iii) NetGravity renders all reasonable assistance required to defend such claims and (iv) that any of (a) through (c) above was not caused by a breach by NetGravity of this Agreement.

                  4.2 NetGravity shall indemnify and hold harmless Customer from any third party claims and liabilities for infringement arising out of relating to Customer's use of the NetGravity proprietary Internet advertising management software and the Services pursuant to this Agreement, provided that (a) Customer promptly notifies NetGravity of such claims; (b) NetGravity has sole control of the defense and settlement of such claims and is not responsible for any settlement that it does not approve in writing; and (c) Customer renders all assistance required. If an injunction is entered against Customer's use of the application software, NetGravity will, at its option, (i) obtain a license permitting such use, (ii) modify the application software to avoid the infringement or (iii) if it cannot reasonably do either of the foregoing, terminate this Agreement.

         5. LIMITATION OF LIABILITY. EXCEPT IN REGARDS TO THE PARTIES' INDEMNITY OBLIGATIONS, IN NO EVENT SHALL ANY PARTY HEREOF, ITS SUPPLIERS OR SUBCONTRACTORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA AND COST OF COVER, ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER OR NOT NETGRAVITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         6. CONFIDENTIAL INFORMATION. Each party acknowledges that in the course of the performance of this Agreement, it may obtain certain information of the other party identified in writing as being confidential ("Confidential Information"). The party receiving such Confidential Information shall not use or disclose such Confidential Information to any third party other than as expressly permitted under this Agreement or as required by judicial, tribunal or government order. For the purposes of this Agreement third party shall be anyone not in direct contact with Customer and Customer's installation of AdCenter (including employees of NetGravity or any of its affiliates). All Customer URL, ID and passwords used in connection with this Agreement and any account information relating to Customer's business, customers, products, technology and information and data input into the Application Software or Services by Customer, including, without, limitation, advertiser contact and billing information, and any and all confidential or proprietary information disclosed to or learned by NetGravity while NetGravity employees or implementation of the Services is Confidential Information of Customer. Each party shall not use, disclose or reproduce any Confidential Information of the other party without the consent of the party providing said information, except for any information, data or material which: (a) at the time of disclosure to the receiving party was known or in the possession of the receiving party without restriction; (b) is independently developed by the receiving party; (c) is generally available to the public without any breach of this Agreement by the receiving party. The parties acknowledge and agree that disclosure of the terms of this Agreement to anyone that is not a party to this Agreement (except attorneys and accountants of the parties) may create substantial business damage to the parties and hereby agree to keep the terms of this Agreement strictly confidential. Each party will return or destroy all copies of the other party's Confidential Information when this Agreement is terminated.

         7.       TERM AND TERMINATION.

                  7.1 Term. This Agreement shall continue in full force and effect, unless terminated earlier in accordance with the terms of this Section 7, for a period of one (1) year (the "Initial Term"), except that Customer may terminate this Agreement with or without cause during the thirty (30) day period following the first anniversary of the Initial Term upon receipt by NetGravity of written notice of Customer's intent to terminate. Thereafter, this Agreement will automatically renew for additional six month periods (each a "Renewal Term") until terminated in accordance with the terms of this Section 7.

                  7.2 Termination for Cause. In the event of a breach by Customer of its material obligations under this Agreement, NetGravity may immediately cease to provide Services to Customer. NetGravity may also terminate this Agreement effective upon sixty (60) days written notice unless Customer cures such breach within such sixty (60) day period. In the event of a breach by NetGravity of its material obligations under this Agreement, Customer may terminate this Agreement upon day with written notification to NetGravity unless NetGravity cures such breach (admanager interface) within such seven (7) day period. In the event that the production side, the actual adserving side of the Service is down for , Customer shall have the right to terminate within days of such downtime. Either party may terminate this Agreement immediately in the event that the other party ceases to do business, undergoes a bankruptcy or insolvency proceeding or an assignment for the benefit of creditors.

                  7.3 Effect of Termination. Upon termination of this Agreement, all Confidential Information in the possession of one party shall be returned promptly to the other party. The provisions of Sections 3, 4, 5, 6, 7 and 8, and all payment obligations incurred prior to termination of this Agreement, shall survive.

         8.       GENERAL.

                  8.1 Amendment; Waiver. This Agreement may not be amended except by a written notice signed by an authorized representative of NetGravity and Customer. The failure of either party to enforce any provision hereunder is not a waiver of such provision or any other provision. The waiver of either party of any of its rights hereunder shall not be construed as a waiver of any subsequent breach.

                  8.2 Assignment. Customer may not assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior express written consent of NetGravity, which consent shall not be unreasonably withheld, except that Customer may assign this Agreement to any entity (a) controlling that party; (b) controlled by, under common control with, or acquiring a controlling financial interest in that party, or in which that party acquires a controlling financial interest (provided such assignee assumes the assignor's obligations under this Agreement and provided further that assignor remains liable to the other party following such assignment); or (c) acquiring substantially all of assignor's assets (provided such assignee assumes assignor's obligations under this Agreement), where "control" in the foregoing shall mean ownership of fifty percent (50%) or more of the voting stock of the entity; or

(d) by operation of law.Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

                  8.3 Governing Law; Arbitration. This Agreement shall be governed by the laws of the State of California, excluding conflict of laws provisions and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods.

                  8.4 Liability of NetGravity. The provisions of this Agreement under which the liability of NetGravity is excluded or limited shall not apply to the extent that such exclusions or limitations are declared illegal or void under any applicable laws governing this Agreement, except to the extent such illegalities or invalidities are cured under such laws by the fact that the law of California governs this Agreement.

                  8.5 Notices. All notices under this Agreement shall be in writing. Notice shall be effective on the earlier of actual receipt or (a) the day after transmission if sent by facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (b) one day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (c) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be given by either party to the other in writing. Notices to NetGravity shall be address to the attention of Contracts Administrator.

                  8.6 Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

                  8.7 Severability. In the event any provision of this Agreement is determined to be invalid, illegal or otherwise unenforceable, then such provision will instead be construed to give effect to its intent to the maximum extent permissible and the remainder of this Agreement will remain in full force and effect according to its terms.

                  8.8 Force Majeure. Except for the obligation to pay money, neither party shall be liable for its failure to perform hereunder to the extent that such failure to perform results from any cause beyond its reasonable control, including, without limitation, acts of God, acts of war, strikes, computer viruses, power outages, failure of suppliers, epidemics, earthquakes, fire and other disasters.

                  8.9 Entire Agreement. This Agreement, including all Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.

                  8.10 Software License Option. Upon execution of this Agreement, NetGravity shall have been deemed to grant to Company an irrevocable right and option to license the NetGravity AdServer Software on the terms and conditions of the License Agreement annexed hereto as Exhibit D for a perpetual license term at a rate which is equal to a [X]% discount off of NetGravity list pricing in effect when the software is ordered. This option and right shall be
valid only through             .

[X]=Certain information on these pages has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                              CUSTOMER

NETGRAVITY, INC.                              ZAP.COM CORPORATION

By: /s/ STEPHEN E. RECHT                      By: /s/ GAETANO GUGLIELMINO
    ------------------------                      ------------------------------
Name:  Stephen E. Recht                       Name:  Gaetano Guglielmino
       ---------------------                         ---------------------------
Title: Vice President                         Title: Director, Marketing & Sales
       ---------------------                         ---------------------------
       Finance & Administration
       ------------------------
       Chief Financial Officer
       -----------------------

                                    EXHIBIT A
                                    ---------

                                ADCENTER SERVICES

Description of AdCenter Services:

         (a) NetGravity or its supplier will maintain an AdCenter server complex from which NetGravity will electronically deliver programming scheduled by Customer to the Network which will contain the ad tags placed by Customer. NetGravity will provide a repository area into which Customer will copy ad creative files for scheduled delivery. NetGravity will provide Customer with a password for remote entry into the user interface portion of the Service, with which Customer will be able to (i) generate ad tags, (ii) schedule advertising to run in the on-line environments in which Customer places those ad tags and
(iii) generate reports on such advertising


         (b) The AdCenter Service includes targeting features as listed in Exhibit B annexed hereto. The AdCenter also Service includes a suite of standard reports available in the AdCenter system and listed in Exhibit B.

         (c) NetGravity will give to Customer access to any modifications, upgrades or changes to the Services that are generally available to other NetGravity customers ("Enhancements") as soon as they become available; provided that any such Enhancements will be considered part of the Services or part of other services and subject to additional fees. Customer may request that NetGravity make Enhancements to the Services and NetGravity will consider such requests. and shall submit a quote for the additional cost of the Enhancements to Customer's present level of Services. Upon receipt of the quote, Customer shall have thirty (30) days to accept or reject the quote for additional Enhancements. If Customer fails to respond in writing within said thirty (30) day period, the quote shall be deemed rejected by Customer and the Services shall remain unchanged until the expiration of the term or any renewal term. NetGravity acknowledges that ActionTrack and PinPoint, will be considered part of the AdCenter services originally covered by this Agreement and will not be subject to additional fees, provided that Customer acknowledges that NetGravity reserves the right to charge additional fees for PinPoint in the event that Customer desires to target on more than five dimensions

         (d) NetGravity will provide 24x7 system monitoring to ensure maximum uptime in the delivery of on-line programming.

                                    EXHIBIT B
                                    ---------

                 ADCENTER SERVICE FEATURES AND STANDARD REPORTS



         Reports:

         Advertiser Reports
                  1. Show Advertiser Performance
                  2. Show Campaign Performance
                  3. Show Individual Ad Performance

         Site Reports
                  4. Show Total Inventory
                  5. Show All Current Runs
                  6. Show Impression Goal Status
                  7. Show Site Performance
                  8. Show Advertiser Summary
                  9. Show Individual Ad Summary
                  10. Show Campaign Summary

         Affiliate Reports
                  11. Show Affiliate Advertiser Performance
                  12. Show Affiliate Profile Performance

Notes:
- 1 Show GeoTargeting Dimension report can replace 1 of the 12 listed above at no incremental expense

- Custom Reports can be written by NetGravity Consulting on a per diem basis at [X]/day.

[X]=Certain information on these pages has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.

                                    EXHIBIT C
                                    ---------

                             Set-Up and Service Fees

A.  Set-Up Fees

         The three day set up fee shall be $.00 plus related travel and expenses. The set-up fee includes at a minimum one day of initial training. Customer shall the have option to use the additional two days at its discretion.

B.  Service Fees

                   Monthly Impressions                                      CPM
                   -------------------                                      ---
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]
                          [X]                    [X]

                  **Minimum Monthly Cost of $[X]

                [X]=Certain information on these pages has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portion.


         As used herein, the term "CPM" shall mean the cost per one thousand impressions (i.e., the number of times an advertisement is delivered to a user's browser).

         The Service Fee pricing is based on ad creative files which do not exceed a one month average of 12.0 kilobytes in file size. NetGravity reserves the right to adjust CPM pricing by reasonable proportions, if certain bandwidth-intensive ads cause the average file size to exceed 12.0 kb.

                                    EXHIBIT D
                                    ---------
                      NETGRAVITY ADSERVER LICENSE AGREEMENT


         This Agreement is made and entered into as of this _______ day of __________, 1999 ("Effective Date") by and between NetGravity, Inc., a Delaware corporation, having its principal place of business at 1900 S. Norfolk Street, Suite 150, San Mateo, CA 94403 ("NetGravity") and the entity at the location listed on Exhibit A hereto ("Licensee").

                                    RECITALS
                                    --------

A. NetGravity is the owner of proprietary Internet web site advertising sales and management software products.

B. Licensee wishes to obtain a license to use such software on the terms and conditions of this Agreement.


NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.                DEFINITIONS

         The following terms shall have the following meanings:

1.1 "Software" means the proprietary Internet web site advertising sales and management software program developed by NetGravity known as AdServer which is comprised of the Program Components, in object code form only, and any updates and upgrades as may be issued to Licensee by NetGravity after the Effective Date.

1.2 "Program Component(s)" means the AdManager component, AdServer component, the AdClient component, the AdConsole component, and the AdInsight Server as further described on Exhibit A.

1.3 "Site(s)" means Licensee's site or sites on the World Wide Web.


2.                GRANT OF RIGHTS

2.1 Grant of License. Subject to the terms and conditions of this Agreement, NetGravity hereby grants to Licensee a perpetual, worldwide, nonexclusive, nontransferable (except in accordance with Section 12.1) license, to install and use the number of copies of each Program Component of the Software licensed as indicated on Exhibit A internally to manage advertising on the Site(s). Licensee may make backup copies of the Software for archival or disaster recovery purposes.

2.2 Restrictions. The license granted herein is granted solely to the person or entity set forth on Exhibit A, and not, by implication or otherwise, to any parent, subsidiary or affiliate of such person or entity. No right is granted hereunder to use the Software to perform advertising management services for third parties (so-called "service bureau" uses). All rights not expressly granted hereunder are reserved to NetGravity. Licensee may not copy, distribute, reproduce, use or allow access to the Software except as explicitly permitted under this Agreement, and Licensee will not modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from the Software or any internal data files generated by the Software except the extent permitted by applicable law. Licensee shall not remove, obscure, or alter NetGravity's copyright notice, trademarks, or other proprietary rights notices affixed to or contained within the Software.

2.3 Ownership. NetGravity owns and shall retain all right, title, and interest in and to the Software, including all copyrights, patents, trade secret rights, trademarks and other intellectual property rights therein. Licensee shall provide NetGravity with access to Licensee's facilities, at reasonable times and upon reasonable notice, to verify Licensee's compliance with the terms of this Agreement.

3.       DELIVERY OF THE SOFTWARE

3.1 Delivery. As soon as practicable following the Effective Date, NetGravity shall deliver the Software electronically or by other means mutually agreed upon to Licensee at the location(s) set forth on Exhibit A.

3.2 Installation and Training. As soon as practicable following the delivery of the Software, NetGravity will provide reasonable assistance to Licensee by telephone and e-mail in installing the Software. At Licensee's request, on-site installation assistance and training may be provided at NetGravity's standard rates, plus reasonable travel expenses.

4.                         FEES

4.1 License Fee. In consideration for the rights granted hereunder, Licensee shall pay NetGravity license fees in the amounts and on the payment terms set forth on Exhibit A.

4.2 Taxes. Licensee shall be responsible for all sales taxes, use taxes and any other similar taxes imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding U.S. taxes based upon NetGravity's income. When NetGravity has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Licensee unless Licensee provides NetGravity with a valid tax exemption certificate authorized by the appropriate taxing authority.

4.3 U.S. Dollars. All fees quoted and payments made hereunder shall be in U.S. Dollars.

5.                NETGRAVITY SUPPORT

At Licensee's request, NetGravity will offer maintenance and technical support with respect to the Software under its then current standard Software Maintenance Subscription and Support Agreement, a copy of which is attached as Exhibit B.

6.            WARRANTY AND DISCLAIMER

NetGravity warrants that for a period of forty-five (45) days following the delivery of the Software: (i) the Software shall operate substantially in accordance with the then current documentation for such Software and (ii) the media on which the Software is furnished shall be free from defects in materials and faulty workmanship under normal use. NetGravity does not warrant that the Software will meet all of Licensee's requirements or that the use of the Software will be uninterrupted or error-free. NetGravity's sole obligation under this warranty is to use reasonable efforts to correct any non-conforming Software. Except as expressly provided herein, NETGRAVITY LICENSES THE SOFTWARE TO LICENSEE ON AN "AS IS" BASIS. NETGRAVITY MAKES NO OTHER WARRANTY OR CONDITION OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OR CONDITIONS OF SATISFACTORY QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

7.                INDEMNIFICATION

7.1 By NetGravity. NetGravity shall indemnify, defend and hold harmless Licensee from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Licensee as a result of any claim that the Software, when used within the scope of this Agreement, infringes any copyright, trademark, or trade secret of any third party; provided that Licensee promptly notifies NetGravity in writing of any such claim and promptly tenders the control of the defense and settlement of any such claim to NetGravity at NetGravity's expense and with NetGravity's choice of counsel. Licensee shall cooperate with NetGravity, at NetGravity's expense, in defending or settling such claim and Licensee may join in defense with counsel of its choice at its own expense. If the Software is, or in the opinion of NetGravity may become, the subject of any claim for infringement or if it is adjudicatively determined that the Software infringes then NetGravity may, at its option and expense, either (i) procure for Licensee the right from such third party to use the Software or (ii) replace or modify the Software with other suitable and reasonably equivalent products so that the Software become noninfringing or (iii) if (i) and (ii) are not practicable, terminate this Agreement.

7.2 Exclusions. NetGravity shall have no liability for any infringement arising from (i) the use of other than the then-current, commercially available version of the Software; (ii) the use of the Software other than as set forth in its accompanying documentation; (iii) the modification of the Software unless such modification was made or authorized by NetGravity, when such infringement would not have occurred but for such modification; or (iv) the combination or use of the Software with other software, hardware or other products not approved by NetGravity in advance if such infringement would have been avoided by the use of the Software not in such combination. THIS SECTION 7 STATES NETGRAVITY'S ENTIRE OBLIGATION WITH RESPECT TO ANY CLAIM REGARDING THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

7.3 By Licensee. Licensee shall indemnify, hold harmless and defend NetGravity from and against any and all claims, liabilities, damages and expenses (including reasonable attorneys' fees) incurred by NetGravity as a result of any breach by Licensee of this Agreement; provided that NetGravity promptly notifies Licensee in writing of any such claim and promptly tenders to Licensee the control and defense and settlement of such claim at Licensee's expense and with Licensee's choice of counsel. NetGravity shall cooperate with Licensee, at Licensee's expense, in defending or settling such claim and NetGravity may join in defense with counsel of its choice at its own expense.

8.        LIMITATION OF LIABILITY

IN NO EVENT WILL NETGRAVITY'S LIABILITY ARISING OUT OF THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE SOFTWARE EXCEED THE SUM OF THE LICENSE FEES ACTUALLY PAID BY LICENSEE HEREUNDER. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO ANY BREACH BY LICENSEE OF THE LICENSE RESTRICTIONS OR ITS CONFIDENTIALITY OBLIGATIONS. THE PARTIES AGREE THAT THIS SECTION 8 REPRESENTS A REASONABLE ALLOCATION OF RISK.

9.                CONFIDENTIALITY

9.1 Definition. The term "Confidential Information" shall mean any information disclosed by one party to the other party in connection with this Agreement which is disclosed in writing, orally or by inspection and is identified as "Confidential" or "Proprietary" or which a party has reason to believe is treated as confidential by the other party. Any information, in whatever form, disclosed by NetGravity that relates to the Software and that is not publicly known is "Confidential Information."

9.2 Obligation. Each party shall treat as confidential all Confidential Information received from the other party, shall not use such Confidential Information except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other party's prior written consent. Each party shall take reasonable measure to prevent the disclosure and unauthorized use of Confidential Information of the other party.

9.3 Exceptions. Notwithstanding the above, the restrictions of this Section shall not apply to information that:

         a) was independently developed by the receiving party without any use of the Confidential Information of the other party and by employees or other agents of (or independent contractors hired by) the receiving party who have not been exposed to the Confidential Information;

         b) becomes known to the receiving party, without restriction, from a third party without breach of this Agreement and who had a right to disclose it;

         c) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving party;

         d) was rightfully known to the receiving party, without restriction, at the time of disclosure; or

         e) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the other party and shall use its reasonable best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

10.               TERM AND TERMINATION

10.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in force until terminated as follows:

         a) If Licensee fails to make any payment due within thirty (30) days after receiving written notice from NetGravity that such payment is delinquent, NetGravity may terminate this Agreement on written notice to Licensee at any time following the end of such thirty (30) day period.

         b) If either party materially breaches any term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach, the nonbreaching party may terminate this Agreement on written notice at any time following the end of such thirty (30) day period.

         c) This Agreement shall terminate immediately upon notice in the event Licensee becomes insolvent (i.e., becomes unable to pay its debts in the ordinary course of business as they come due) or makes an assignment of this Agreement for the benefit of creditors.

10.2 Survival. The following sections shall survive the termination, for any reason, of this Agreement: 4, 6, 7, 8, 9, 10, and 12.

10.3 Remedies. Licensee acknowledges that its breach of Section 2.2 or 9 would cause irreparable harm to NetGravity, the extent of which would be difficult to ascertain. Accordingly, Licensee agrees that, in addition to any other remedies to which NetGravity may be legally entitled, NetGravity shall have the right to obtain immediate injunctive relief in the event of a breach of such sections by Licensee or any of its officers, employees, consultants or other agents.

11.               EXPORT REGULATIONS

Without affecting the scope of the license granted herein, in the event Licensee is permitted to transfer the Software to any location outside the United States under this Agreement, Licensee hereby agrees it will comply with all applicable United States export laws and regulations.

12.               MISCELLANEOUS.

12.1 Assignment. Licensee may not assign any of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, without the prior express written consent of NetGravity. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

12.2 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

12.3 Governing Law; Arbitration. This Agreement shall be governed by the laws of the State of California, USA, excluding conflict of laws provisions and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. Any disputes arising out of this Agreement shall be resolved by binding arbitration in Santa Clara County California in accordance with the rules of the American Arbitration Association. The arbitrator shall have the power to grant injunctive relief.

12.4 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered effective on the earlier of actual receipt or (a) the day following transmission if sent by facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (b) one (1) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (c) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the NetGravity at the addresses set forth on the first page of this Agreement and to Licensee at the address set forth on Exhibit A, or at such other address as shall be given by either party to the other in writing. Notices to NetGravity shall be addressed to the attention of Contracts Administrator.

12.5 Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

12.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

12.7 Complete Understanding. This Agreement, including all Exhibits attached hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

12.8 Force Majeure. Except for Licensee's obligations to pay NetGravity hereunder, neither party shall be liable to the other party for any failure or delay in performance caused by reasons beyond its reasonable control.

12.9 Purchase Orders. This Agreement shall control Licensee's use of the Software. All different or additional terms or conditions in any Licensee purchase order or similar document shall be null and void.

12.10 Execution. The parties have shown their acceptance of this Agreement by causing it to be executed below by their duly authorized representatives. This agreement may be executed in counterparts which together shall constitute one agreement, and each party agrees that a copy of a counterpart executed by it and sent to the other by any method including without limitation facsimile shall constitute acceptance of this Agreement.

NETGRAVITY

By:___________________________________

Name:_________________________________

Title: _______________________________


"LICENSEE"

By:____________________________________

Name:__________________________________

Title: ________________________________

                                            EXHIBIT A


         LICENSEE:
-----------------------------------------------
         Address:
-----------------------------------------------

-----------------------------------------------

         Attention: [License Administrator]:
-----------------------------------------------

         ADSERVER SOFTWARE LICENSED COMPONENTS:
-----------------------------------------------
         Program Components Description:
-----------------------------------------------

         The Admanager component contains the user interface and management database. The Adserver is a server application responsible for delivering advertisements. The AdClient component is the technology that integrates with web server software to receive ads from the ad server. The AdConsole component serves as a report publishing platform to advertisers and agencies.

           Program Component                    Licensed Number of Copies
               AdManager
                AdServer
                AdClient
               AdConsole
           AdInsight Server*

*Licensee shall have the right to copy the AdServer for AdInsight (reporting) purposes. This additional copy of AdServer shall not be used for additional adserving capability.


SureStart Deployment Package
         **Plus related travel expenses

TOTAL PACKAGE PRICE:

Payment Terms:

         Payment is due Net 30 days from the Effective Date

                                    EXHIBIT B



Date of this Agreement:


                   SOFTWARE SUBSCRIPTION AND SUPPORT AGREEMENT

                                     BETWEEN

                                NETGRAVITY, INC.

                                       And



         NetGravity, Inc. ("NetGravity") has granted Licensee a license to certain software in accordance with a license agreement dated ________, 1999 (the "License Agreement"). Licensee wishes to obtain maintenance and support of such software pursuant to this Agreement.

                                    SECTION 1
                                    ---------
                                   DEFINITIONS
                                   -----------

1.1 "Product(s)" means the software programs licensed to Licensee pursuant to the License Agreement together with any Updates furnished by NetGravity to Licensee under this Agreement.

1.2 "Updates" means a software Product release containing error corrections and minor enhancements, in object code form, which is made commercially available by NetGravity and generally indicated by a change in the revision number in the tenths or hundredths digit to the right of the decimal point (e.g., a change from version x.xx to x.xy or x.yx) and any corrections and updates to the associated documentation.

1.3 "Upgrades" means a software Product release containing significant functional enhancements and feature additions of the Software, in object code form, which is made commercially available by NetGravity and generally indicated by a change in the revision number to the left of the decimal point (i.e., 4.00).

                                    SECTION 2
                                    ---------
                                TECHNICAL SUPPORT
                                -----------------

2.1 Support. NetGravity will provide Licensee with technical support ("Support") during the hours indicated on the attached Schedule 1. Support will be provided by at least one of the following methods: telephone, email, World Wide Web, or fax. NetGravity, at its sole discretion, will choose which method(s) it uses to provide support to Licensee. Support will include:

         a) assistance related to questions on the installation and operational use of the Product(s);

         b) assistance in identifying and verifying the causes of suspected errors in the Products(s); and

         c) providing workarounds for identified Product errors or malfunctions, where reasonably available to NetGravity.

Licensee will designate the number of persons set forth in Schedule 1 to act as support liaisons to utilize the support and will ensure that such person will be properly trained in the operation and usage of the Products. Upon request, Licensee will allow the use of on-line diagnostics of the Products during error diagnosis.

2.2 Error Corrections. During the term of this Agreement, NetGravity shall use its reasonable efforts to correct any reproducible error in the Product with a level of effort commensurate with the severity of the error. NetGravity shall have no obligation to correct all errors in the Product. Upon identification of any error, Licensee shall notify NetGravity of such error and shall provide NetGravity with enough information to reproduce the error.

2.3 Error Corrections. NetGravity shall not be responsible for correcting any errors not reproducible by NetGravity on the unmodified Product or errors caused by: (i) Licensee's failure to implement all Updates issued under this Agreement;
(ii) changes to the operating system or environment which adversely affect the Product;(iii) any alterations of or additions to the Product made by parties other than NetGravity; (iv) use of the Product in a manner for which it was not designed; (v) interconnection of the Product with other software products not supplied by NetGravity; or (vi) use of the Product on an unsupported platform. NetGravity shall only be obligated to support the then current production version of the Product and the immediately prior release for a period of three
(3) months after such release. Support for any earlier versions or for errors not covered under this Agreement may be obtained at NetGravity's then current rates.

2.4 On-site Training and Support. Upon request, and provided that Licensee is current with fees due under this Agreement, NetGravity will provide training for Licensee's administrators and trainers and/or direct support at Licensee's site at NetGravity's then applicable standard training rates and charges.

                                    SECTION 3
                                    ---------
                            MAINTENANCE SUBSCRIPTION
                            ------------------------

NetGravity will provide each Update and Upgrade to Licensee within a reasonable time after publication ("Subscription"). Licensee may acquire additional copies of the documentation at NetGravity's then current standard rates.

                                    SECTION 4
                                    ---------
                                      FEES
                                      ----

4.1 Support and Subscription Fees. For NetGravity technical Support services covered by Section 2 of this Agreement, Licensee agrees to pay NetGravity the annual technical Support fee in the amount set forth in Schedule 1 for the first year following the Date of this Agreement. Licensee shall pay the annual fees each year at the beginning of each renewal term of this Agreement. For NetGravity Subscription Service provided under Section 3 of this Agreement, Licensee shall pay the annual Subscription fee set forth in Schedule 1 beginning one year from the Date of this Agreement. Licensee shall pay the annual fees at the beginning of each renewal term of this Agreement. NetGravity reserves the right to change the annual fees from time to time effective at the commencement of the next annual period by giving Licensee at least sixty (60) days' prior written notice of such change. NetGravity reserves the right to charge Licensee a reinstatement fee to resume services if Licensee has not continuously maintained this Agreement in effect. Annual fees on any additional units licensed beyond the initial purchase will be prorated and billed at the time of the applicable license grant.

4.2 Payment. Any amount payable to NetGravity under this Agreement will be due and payable within thirty (30) days after Licensee's receipt of NetGravity's invoice. All monetary amounts are specified and shall be paid in the lawful currency of the United States of America. Licensee shall pay all amounts due under this Agreement to NetGravity at the address indicated at the beginning of this Agreement or such other location as NetGravity designated in writing. Any amount not paid when due will bear interest at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable usury law, which is less, determined and compounded on a daily basis from the date due until the date paid.

4.3 Taxes. Unless otherwise specified, the fees, charges and other amounts specified in this Agreement do not include any sales, use, excise or other applicable taxes. Licensee will pay or reimburse NetGravity for any and all such taxes (excluding any applicable federal and state taxes based on NetGravity's income).

                                    SECTION 5
                                    ---------
                                   TERMINATION
                                   -----------

5.1 Term. The term of this Agreement shall be one year and shall automatically renew unless Licensee notifies NetGravity of its intention not to renew at least 60 days prior to the renewal date or unless terminated pursuant to paragraph 5.2.

5.2 Termination For Default. If either party defaults in the performance of or compliance with any of its material obligations under this Agreement, and such default has not been remedied or cured within thirty (30) days after written notice specifying the default or, if the nature of the default is such that more than (30) days are required for the cure thereof, the defaulting party fails to commence its efforts to cure such breach or default within such thirty (30) days and to diligently prosecute the same to completion thereafter, the non-defaulting party may terminate this Agreement in addition to its other rights and remedies under law.

5.3 Survival. Sections 4.2, 4.3, 5, 6 and 7 shall survive the termination of this Agreement.

                                    SECTION 6
                                    ---------
                            LIMITATIONS OF LIABILITY
                            ------------------------

         LIMITATION. NETGRAVITY'S LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT OR OTHERWISE; AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE, REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY OF NETGRAVITY) UNDER THIS AGREEMENT WITH REGARD TO ANY PRODUCT, DOCUMENTATION, SERVICES OR OTHER ITEMS SUBJECT TO THIS AGREEMENT SHALL IN NO EVENT EXCEED THE TOTAL COMPENSATION PAID BY LICENSEE TO NETGRAVITY UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    SECTION 7
                                    ---------
                                  MISCELLANEOUS
                                  -------------

7.1 Assignment. Licensee may not assign any of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, without the prior express written consent of NetGravity. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

7.2 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

7.3 Governing Law; Arbitration. This Agreement shall be governed by the laws of the State of California, USA, excluding conflict of laws provisions and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. Any disputes arising out of this Agreement shall be resolved by binding arbitration in Santa Clara County California in accordance with the rules of the American Arbitration Association. The arbitrator shall have the power to grant injunctive relief.

7.4 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered effective on the earlier of actual receipt or (a) the day following transmission if sent by facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (b) one (1) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (c) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be given by either party to the other in writing. Notices to NetGravity shall be addressed to the attention of Contracts Administrator.

7.5 Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

7.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

7.7 Complete Understanding. This Agreement, including all Exhibits attached hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

7.8 Excused Performance. Neither party will be liable for, or be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement (other than monetary obligations) as a result of an event of force majeure or any cause or condition beyond such party's reasonable control.


NETGRAVITY


Signature: ________________________________

Printed Name: _____________________________

Title: ____________________________________

Date Signed: ______________________________


Licensee:


Signature:  _______________________________

Printed Name:______________________________

Title:  ___________________________________

Date Signed: ______________________________

                                   SCHEDULE 1


SUPPORT HOURS:  AdService 24 (24 hours a day - 7 days a week)


SUPPORT CONTACTS: Please List 3:


FEES:


      Products                              License Date       Annual Support Fee        Annual Subscription Fee
      --------                              ------------       ------------------        -----------------------
AdManager
 AdServer                                  June ___, 1999
 Enterprise
AdClient
AdConsole
AdInsight
Fees are payable [annually] in advance.